Exhibit 99.1

                        Form 3 - Joint Filer Information


Name:      Frank J. Husic & Co.
Address:   555 California Street, Suite 2900
           San Francisco, CA 94104
Designated Filer: Husic Capital Management
Issuer & Ticker:  Path 1 Network Technologies Inc. (PNO)
Date of Event:    October 1, 2003

 Signature:      /s/ John Sanders
                --------------------
                John Sanders, Compliance Officer

Name:      Frank J. Husic
Address:   555 California Street, Suite 2900
           San Francisco, CA 94104
Designated Filer: Husic Capital Management
Issuer & Ticker:  Path 1 Network Technologies Inc. (PNO)
Date of Event:    October 1, 2003

Signature:      /s/ Frank J. Husic
                --------------------
                Frank J. Husic